Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Perficient, Inc.
Austin, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 1, 2007, relating to the consolidated financial statements and the effectiveness of Perficient, Inc.'s internal control over financial reporting, which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendment No. 1.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Houston, Texas
July 5, 2007